Exhibit 10.62

NORWEGIAN CRUISE LINE HOLDINGS LTD.

2013 PERFORMANCE INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [_________] (the “Award Date”) by and between Norwegian Cruise Line Holdings Ltd. (the “Company”) and [_________] (the “Director”).

W I T N E S S E T H

WHEREAS, pursuant to the Norwegian Cruise Line Holdings Ltd. 2013 Performance Incentive Plan (the “Plan”), the Company hereby grants to the Director, effective as of the Award Date, a credit of restricted share units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.     Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.     Grant. Subject to the terms of this Agreement, the Company hereby grants to the Director an Award with respect to an aggregate of [_________] restricted share units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Restricted Share Units”). As used herein, the term “share unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Ordinary Share of the Company (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Share Units shall be used solely as a device for the determination of the payment to eventually be made to the Director if such Restricted Share Units vest pursuant to Section 3. The Restricted Share Units shall not be treated as property or as a trust fund of any kind.

3.     Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to [one hundred percent (100%) of the total number of Restricted Share Units (subject to adjustment under Section 7.1 of the Plan) on the first business day of the calendar year following the calendar year in which the Award Date occurs].

4.     Continuance of Service. The vesting schedule requires continued service through the applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the Plan.

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5.     Dividend and Voting Rights.

(a)      Limitations on Rights Associated with Units. The Director shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Restricted Share Units and any Ordinary Shares underlying or issuable in respect of such Restricted Share Units until such Ordinary Shares are actually issued to and held of record by the Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such Ordinary Shares underlying or issuable in respect of such Restricted Share Units.

(b)      Dividend Equivalent Rights Distributions. As of any date that the Company pays an ordinary cash dividend on its Ordinary Shares, the Company shall credit the Director with an additional number of Restricted Share Units equal to (i) the per share cash dividend paid by the Company on its Ordinary Shares on such date, multiplied by (ii) the total number of Restricted Share Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of an Ordinary Share on the date of payment of such dividend. Any Restricted Share Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Restricted Share Units to which they relate. No crediting of Restricted Share Units shall be made pursuant to this Section 5(b) with respect to any Restricted Share Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.     Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof (until such shares underlying the Award have been issued) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7.     Timing and Manner of Payment of Share Units. On or as soon as administratively practical following the vesting of the applicable portion of the total Award pursuant to Section 3 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Company shall deliver to the Director a number of Ordinary Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Restricted Share Units subject to this Award that vest on the applicable vesting date. The Director shall have no further rights with respect to any Restricted Share Units that are paid or that terminate pursuant to Section 8.

8.     Effect of Termination of Service. The Director’s Restricted Share Units shall terminate and be forfeited to the extent such units have not become vested prior to the first date the Director is no longer in service to the Company or one of its Subsidiaries, regardless of the reason. If any unvested Restricted Share Units are terminated hereunder, such Restricted Share Units shall automatically terminate and be forfeited as of the applicable termination date without payment of any consideration by the Company and without any other action by the Director, or the Director’s beneficiary or personal representative, as the case may be.

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9.     Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s shares contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such Share), the Administrator shall make adjustments in accordance with such section in the number of Restricted Share Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).

10.    Plan. The Award and all rights of the Director under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Director agrees to be bound by the terms of the Plan and this Agreement.

11.    Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12.    Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.    Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

14.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Bermuda without regard to conflict of law principles thereunder.

15.    Section 409A and 457A. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A or 457A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

16.    No Advice Regarding Grant. The Director is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Director may determine is needed or appropriate with respect to the Restricted Share Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award).

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

NORWEGIAN CRUISE LINE HOLDINGS LTD.,	DIRECTOR
a Bermuda Company

By:	Signature

Print Name:

Its:	Print Name

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